UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2004
 Date of Report (Date of earliest event reported):

COMMERCE ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Market Street, Steuart Tower
Suite 1300
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 644-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

On September 24, 2004, we announced the layoff of approximately 56 employees. Following the layoff, we will have approximately 36 employees, most of whom are employed by our supplier relationship management (SRM) business unit. We anticipate that this layoff will cost the company approximately $200,000 in cash expenditures, substantially all of which will be paid immediately.

The layoffs are being made in order to preserve our remaining limited cash. Following the payment of layoff costs and the payment of other payroll and payroll-related expenses, we expect to have less than $300,000 of unrestricted cash to fund our operations.

We may sell all or a portion of our assets and anticipate winding down our business and filing for bankruptcy protection under Chapter 11 or 7 of the United States Bankruptcy Code. Whether we sell our assets, file for bankruptcy or take any similar course of action, we expect that the amounts available to us will not be sufficient to meet all of our debts and obligations and that nothing will be paid to our preferred or common stockholders.

Forward Looking Statements

This current report on Form 8-K includes forward-looking statements within the meaning of the securities laws. These forward-looking statements include statements concerning expectations regarding our efforts to sell all or substantially all of our assets, expectations regarding our filing for bankruptcy, our cash position following the layoffs, our ability to continue to fund our operations and our inability to meet all of our debts and obligations. These statements reflect the current views and assumptions of Commerce One, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: constraints imposed by our limited capital; our ability to obtain sufficient funds in the time period required in order to fund our ongoing operations; factors affecting our ability to realize significant savings from our cost-cutting measures; the inability to collect our outstanding accounts receivable; the depressed market for new technology investments; our ability to generate interest in our assets in a sale context; various external factors, including economic, political and other global conditions; and various other risks including, without limitation, those discussed in Commerce One's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003 and its quarterly report on Form 10-Q for the quarter ended June 30, 2004. The information provided in this current report on Form 8-K is current as of the date of its publication. Commerce One expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE ONE, INC.

/s/ Mark B. Hoffman
Mark B. Hoffman
Chairman, Chief Executive Officer and President

Date: September 24, 2004